Exhibit 23.4

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the incorporation by reference on Form S-8 of our report dated June 14, 2002 with respect to the financial statements of Torchmail Communications, Inc. included in the Annual Report on Form 10-KSB for the year ended March 31, 2002.

/s/ JONES SIMKINS LLP
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    JONES SIMKINS LLP
    Logan, Utah
    November 18, 2002